EXHIBIT 1.2

                                                                [Execution Copy]


                                 INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT


         THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated January 23, 2004 (the "Agreement") among Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Depositor"), Morgan Stanley & Co. Incorporated, a Delaware corporation, as representative (the "Representative"), Morgan Stanley Mortgage Capital Inc., a Delaware corporation (the "Seller"), and Bank of America, N.A., a national banking association ("BofA").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, BofA and the Depositor are parties to the Bank of America Servicing Agreement (as defined herein);

         WHEREAS, the Representative, on behalf of itself and the other underwriters named in the Underwriting Agreement dated January 23, 2004 between the Depositor and the Representative (the "Underwriting Agreement"), is agreeing, subject to the terms and conditions therein, that the Underwriters purchase on the Closing Date described therein the Offered Certificates (the "Offered Certificates") as described therein;

         WHEREAS, BofA stands to receive substantial financial benefits in its capacity as servicer under the Bank of America Servicing Agreement;

         WHEREAS, the Depositor and the Seller stand to receive substantial benefits from BofA performing in its capacity as servicer under the Bank of America Servicing Agreement;

         WHEREAS, each of the Depositor, the Seller, the Underwriters and BofA wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1      Certain Defined Terms.
                  ---------------------

         The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         1933 Act:  The Securities Act of 1933, as amended.

         Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

         Bank of America Servicing Agreement: The Bank of America Servicing Agreement, dated as of January 1, 2004, among the Depositor, BofA and Deutsche Bank National Trust Company, as trustee.

         BofA Information: All information in the Prospectus Supplement contained under the headings "The Servicers--Bank of America, N.A." and "Bank of America Underwriting Guidelines".

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Offered Certificates: Morgan Stanley ABS Capital I Inc., Series 2004-SD1, Mortgage Pass-Through Certificates, Class A, Class M-1, Class M-2 and Class B issued pursuant to the Pooling Agreement.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pooling Agreement: The Pooling Agreement, dated as of January 1, 2004, among the Depositor, the Seller and Deutsche Bank National Trust Company, as custodian and trustee.

         Prospectus Supplement: The prospectus supplement dated January 23, 2004, relating to the public offering of the Offered Certificates.

         1.2      Other Terms.
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         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Bank of America Servicing Agreement.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     Each party hereto represents that:

         (a) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

         (b) this Agreement has been duly authorized, executed and delivered by such party; and

         (c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

                                  ARTICLE III.

                                 INDEMNIFICATION

         3.1      Indemnification.
                  ---------------

         (a) BofA shall indemnify and hold harmless the Depositor, the Seller and each Underwriter and their respective directors, officers and each Person, if any, that controls the Depositor, the Seller or any Underwriter, within the meaning of either the 1933 Act or the Exchange Act, against any and all losses, claims, damages or liabilities to which the Depositor, the Seller and each Underwriter or any such director, officer or controlling Person may become subject, under the 1933 Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the BofA Information in the Prospectus Supplement and BofA shall in each case reimburse the Depositor, the Seller and each Underwriter, and each such director, officer or controlling Person for any legal or other expenses reasonably incurred by the Depositor, the Seller and each Underwriter and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability or action. BofA's liability under this Section 3.1 shall be in addition to any other liability that BofA may otherwise have.

         (b) The Seller shall indemnify and hold harmless BofA against any and all losses, claims, damages or liabilities to which BofA may become subject, under the 1933 Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information other than that set forth in the BofA Information in the Prospectus Supplement, and the Seller shall in each case reimburse BofA for any legal or other expenses reasonably incurred by BofA, in connection with investigating or defending any such loss, claim, damage, liability or action. The Seller's liability under this Section 3.1 shall be in addition to any other liability that the Seller may otherwise have.

         (c) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an indemnified party under this Section 3.1, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative benefit to the

Depositor, the Seller, each Underwriter and BofA from the issuance and sale of the Offered Certificates or, if such allocation is not permitted by a court of competent jurisdiction, then on a basis appropriate to also recognize the relative fault of the Depositor, the Seller, each Underwriter and BofA in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

         3.2      Notification; Procedural Matters.
                  --------------------------------

         Promptly after receipt by an indemnified party under Section 3.1 hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party (or if a claim for contribution is to be made against another party) under Section 3.1 hereof, notify the indemnifying party (or other contributing party) in writing of the commencement thereof; but the omission so to notify the indemnifying party (or other contributing party) shall not relieve it from any liability it may have to any indemnified party (or to the party requesting contribution) otherwise than under Section 3.1 hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party , the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                  ARTICLE IV.

                                     GENERAL

         4.1      Survival.
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         This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Offered Certificates.

         4.2      Successors.
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         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

         4.3      Applicable Law.
                  --------------

         This Agreement and all matters arising with respect to it shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without otherwise giving effect to conflict of laws principles thereof.

         4.4      Miscellaneous.
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         Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         4.5      Notices.
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         All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Morgan Stanley ABS Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Michelle Wilke, (b) in the case of the Underwriters, Morgan Stanley & Co. Incorporated, as representative, 1585 Broadway, New York, New York 10036,
Attention: Michelle Wilke, (c) in the case of the Seller, Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, New York, New York 10019
Attention: Michelle Wilke, Esq., and (d) in the case of BofA, Bank of America, N.A., Bank of America, N.A., 475 Crosspoint Parkway, Getzville, New York 14068-9000, Attention: Servicing Manager.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                       MORGAN STANLEY ABS CAPITAL I INC.,
                                           as Depositor


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       MORGAN STANLEY & CO. INCORPORATED,
                                           as Representative


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.,
                                           as Seller


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       BANK OF AMERICA, N.A.,
                                           as Servicer


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


        [Signature Page to the Bank of America Indemnification Agreement]